Exhibit 10.13

             [Demand Note Facility with First Union National Bank]

                                PROMISSORY NOTE

$10,000,000.00                                               October 25, 1996

EMCORE Corporation
394 Elizabeth Avenue
Somerset, New Jersey  08773
(Individually and collectively "Borrower")

First Union National Bank of Florida
214 North Hogan Street - FL0070
Jacksonville, Florida  32202
(Hereinafter referred to as the "Bank")

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Ten Million and No/l00 Dollars ($10,000,000.00) or such sum as may be advanced from time to time with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note"). SECURITY. Thomas J. Russell, Jr., has granted Bank a security interest in the collateral described in the Loan Documents, including, but not limited to, collateral described in that certain Assignment of Interest in a Custodian Account,

INTEREST RATE DEFINITIONS.

LIBOR RATE. 6-month LIBOR Rate plus .75% (75 basis points) ("LIBOR-Based Rate"). "LIBOR" is the rate (rounded to the next higher 1/100 of 1%) for U.S. dollar deposits of that many months maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by Bank from another recognized source of interbank quotation), adjusted for reserves by dividing that rate by 1.00 minus the LIBOR Reserve. "LIBOR Reserve" is the maximum percentage reserve requirement (rounded to the next higher 1/100 of 1% and expressed as a decimal) in effect for any day during the Interest Period under the Federal Reserve Board's Regulation D for Eurocurrency Liabilities as defined therein.

PRIME RATE. The rate of Bank's Prime Rate as that rate may change from time to time with changes to occur on the date Bank's Prime Rate changes ("Prime-Based Rate"). Bank's Prime Rate shall be that rate announced by Bank from time to time as its prime rate and is one of several interest rate bases used by Bank. Bank lends at rates both above and below Bank's Prime Rate, and Borrower acknowledges that Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank.

INTEREST RATE TO BE APPLIED. INTEREST RATE. Subject to the provisions hereof, the unpaid principal balance of this Note shall bear interest from the date hereof at the LIBOR-Based Rate, as determined by Bank prior to the commencement of each consecutive interest period of 6 month; (each an "Interest Period") during the term of the Note ("Interest Rate"). Upon determination by Bank of the Interest Rate for any Interest Period, such Interest Rate shall remain in effect, subject to the provisions hereof, for the entire Interest Period until redetermined as provided above for the next successive Interest Period.

DEFAULT RATE. In addition to all other rights contained in this Note, if a default in the payment of the Obligations occurs, all outstanding Obligations shall bear interest at the Prime-Based Rate plus 3% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INDEMNIFICATION AND ADDITIONAL COSTS. INDEMNIFICATION. Borrower indemnifies Bank against Bank's loss or expense in employing deposits as a consequence (a) of Borrower's failure to make any payment when due under this Note or (b) any payment, prepayment or conversion of any loan on a date other than the last day of the Interest Period ("Indemnified Loss or Expense").

ADDITIONAL COSTS. If, at any time, a new, or a revision in any existing law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency imposes, increases or modifies any reserve or similar requirement against assets, deposits or credit extended by Bank, or subjects Bank to any tax, duty or other charge (except tax on Bank's net income), and any of the foregoing increase the cost to Bank of maintaining its commitment or reduce the amount of any sum received or receivables by Bank under this Note, within 15 days after demand by Bank, Borrower agrees to pay Bank such additional amounts as will compensate Bank for such increased costs or reductions ("Additional Costs").

MATCH FUNDING. The amount of such (a) Indemnified Loss or Expense or (b) Additional Costs outlined above shall be determined, in Bank's sole discretion, based upon the assumption that Bank funded 100% that portion of the loan to which the LIBOR-Based Rate or CD-Based Rate applies respectively in the applicable London interbank or domestic certificate of deposit market.

UNAVAILABILITY OF INTEREST RATE. If, at any time, (a) Bank shall determine that, by reasons of circumstances affecting foreign exchange and interbank markets generally, LIBOR or CD deposits in the applicable amounts are not being offered to Bank; or (b) a new, or a revision in any existing law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency shall make it unlawful or impossible for Bank to honor its obligations under this Note, (i) Bank's obligation to make, maintain or convert into a LIBOR-Based Rate shall be suspended; and (ii) the applicable LIBOR-Based Rate shall immediately be converted to the Prime-Based Rate for the remainder of the Interest Period.

INTEREST COMPUTATION. (ACTUAL/360). Interest shall be computed on the basis of a 360-day year for the actual number of days in the interest period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only commencing on November 25, 1996, and on the same day of each month thereafter until fully paid. In any event, this Note shall be due and payable in full, including all principal and accrued interest, on demand.
APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. Upon the occurrence of a default in the payment of the Obligations or a Default (as defined in the other Loan Documents) under any other Loan Document, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

LOAN DOCUMENTS AND OBLIGATIONS. The term "Loan Documents" used in this Note and other Loan Documents refers to all documents executed in connection with the loan evidenced by this Note and may include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, letters of credit and any renewals or modifications, but however, does not include swap agreements as defined in 11 U.S.C. Section 101 whenever executed.

The term "Obligations" used in this Note refers to any and all indebtedness and other obligations under this Note, all other obligations as defined in the respective Loan Documents, and all obligations under any swap agreements as defined in 11 U.S.C. Section 101 between Borrower and Bank whenever executed.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 10 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

If this Note is secured by owner-occupied residential real property located outside the state in which the office of Bank first shown above is located, the late charge laws of the state where the real property is located shall apply to this Note, or if permitted under the law of that state, 5% of each payment past due for 10 or more days.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

BORROWER'S ACCOUNTS. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's accounts with Bank and any of its affiliates.

DEMAND NOTE. This is a demand Note and all Obligations hereunder shall become immediately due and payable upon demand. In addition, the Obligations shall automatically become immediately due and payable if Borrower or any guarantor or endorser of this Note commences or has commenced against it a bankruptcy or insolvency proceeding.

REMEDIES. Upon the occurrence of a default in the payment of the Obligations or a Default (as defined in the other Loan Documents) under any other Loan Document, Bank may at any time thereafter, take the following actions: BANK LIEN AND SET-OFF. Exercise its right of set-off or to foreclose its security interest or lien against any account of any nature or maturity of Borrower with Bank without notice. CUMULATIVE. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

LINE OF CREDIT ADVANCES. Borrower may borrow, repay and reborrow, and Bank may advance and readvance under this Note respectively from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount stated on the face of this Note. Bank's obligation to advance or readvance under this Note shall terminate if a demand for payment is made under this Note or if a Default (as defined in the other Loan Documents) under any Loan Document occurs or in any event, on the first anniversary hereof unless renewed or extended by Bank in writing upon such terms then satisfactory to Bank.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default (as defined in the other Loan Documents) shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any release, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or any person liable under this Note or other Loan Documents, all without notice to or consent of any Borrower or any person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any person who may be liable under this Note or other Loan Documents.
MISCELLANEOUS PROVISIONS. ASSIGNMENT. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. APPLICABLE LAW; CONFLICT BETWEEN DOCUMENTS. This Note and other Loan Documents shall be governed by and construed under the laws of the state where Bank first shown above is located without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of the loan agreement or any commitment letter that survives closing, the terms of this Note shall control. JURISDICTION. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state in which the office of Bank first shown above is located. SEVERABILITY. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. NOTICES. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. PLURAL; CAPTIONS. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. BINDING CONTRACT. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. ADVANCES. Bank in its sole discretion may make other advances and readvances under this Note pursuant hereto. POSTING OF PAYMENTS. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. JOINT AND SEVERAL OBLIGATIONS. Each Borrower is jointly and severally obligated under this Note. FEES AND TAXES. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Note and other Loan Documents ("Disputes") between or among parties to this Note shall be resolved by binding arbitration as provided heroin. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Note.

Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in

Rule 51 of et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, Bank and Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.


IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

                         EMCORE Corporation
                         Taxpayer Identification Number: 22-2746503


CORPORATE                By:   Reuben F. Richards, Jr.

SEAL                       Reuben F. Richards, Jr., President

                                LOAN AGREEMENT

First Union National Bank of Florida
214 North Hogan Street - FL0070
Jacksonville, Florida  32202
(Hereinafter referred to as the "Bank")

EMCORE Corporation
394 Elizabeth Avenue
Somerset, New Jersey  08773
(Individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into October 25, 1996, by and between Bank and Borrower, a Corporation organized under the laws of New Jersey.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

Line of Credit - in the principal amount of $10,000,000.00 which is evidenced by the Promissory Note dated October 25, 1996 ("Line of Credit Note"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. The Loan proceeds are to be used by Borrower solely to support working capital needs of the company. Bank's obligation to advance or readvance under the Line of Credit Note shall terminate if a default in the payment of the Obligations occurs or the Borrower is in Default (as defined in the Loan Documents) under any Loan Document, or in any event, on the first anniversary unless renewed or extended by Bank in writing upon such terms then satisfactory to Bank.

This Agreement applies to the Loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. Section 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: ACCURATE INFORMATION. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. ASSET OWNERSHIP. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. DISCHARGE OF LIENS AND TAXES. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. SUFFICIENCY OF CAPITAL. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be, insolvent within the meaning of 11 U.S.C. Section 101(32). COMPLIANCE WITH LAWS. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. Section 3617, et seq.) or narcotics (including 21 U.S.C. Section 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. ORGANIZATION AND AUTHORITY. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and any guarantor, if any, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. NO LITIGATION. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: BUSINESS CONTINUITY. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. MAINTAIN PROPERTIES. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. ACCESS TO BOOKS & RECORDS. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. INSURANCE. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. NOTICES. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. COMPLIANCE WITH OTHER AGREEMENTS. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. PAYMENT OF DEBTS. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. REPORTS AND PROXIES. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. OTHER FINANCIAL INFORMATION. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. ESTOPPEL CERTIFICATE. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations,

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: NONPAYMENT; NONPERFORMANCE. Fail to pay or perform the Obligations or Default (as defined in the Loan Documents) under any of the Loan Documents. CROSS DEFAULT. Default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower ("Affiliate" shall have the meaning as defined in 11 U.S.C. Section 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein; "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower), any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates; MATERIAL CAPITAL STRUCTURE OR BUSINESS ALTERATION. Materially alter the type or kind of Borrower's business or that of its Subsidiaries or Affiliates, if any; or suffer or permit the acquisition of substantially all of Borrower's business or assets, or a material portion (10% or more) of such business or assets if such a sale is outside Borrower's ordinary course of business, or more than 50% of its outstanding stock or voting power in a single transaction or a series of transactions; or acquire substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or enter into any merger or consolidation without prior written consent of Bank. DEFAULT ON

OTHER CONTRACTS OR OBLIGATIONS. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. JUDGMENT ENTERED. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower. GOVERNMENT INTERVENTION. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. PREPAYMENT OF OTHER DEBT. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. RETIRE OR REPURCHASE CAPITAL STOCK. Retire or otherwise acquire any of its capital stock.

BORROWING BASE. As to the Line of Credit Note, the following provisions shall apply:

BORROWING LIMITATION. The aggregate outstanding balance at any time under the Line of Credit Note shall not exceed the lesser of (i) the maximum principal amount of the Note or (ii) the Aggregate Value of Custodian Account No. 4028302397, excluding assets held in tax exempt investments, which account, after exclusion of such tax exempt investments, serves as collateral for this loan (the "Account"). The "Aggregate Value" of the Account shall be calculated by first reducing the market value of the Account by the aggregate amount of any other indebtedness secured by the Account and by then adding the sum of the following:

     (a) eighty percent (80%) of the current market value of Corporate Bonds (Rating Aaa or Aa, Non-convertible, NYSE)
     (b) seventy percent (70%) of the current market value of actively traded stocks listed on NYSE or AMEX and selling for $10/share or more

     (c) ninety percent (90%) of the current market value of U.S. Government Agency Obligations

REQUIRED REPORTS. Borrower shall certify to Bank by the tenth day of each month, the amount of Eligible Accounts as of the first day of each month, on forms required by Bank together with all detail and supporting documents requested by Bank. Bank may at any time and from time to time, during Bank's normal business hours, enter upon any business premises of Borrower and audit Borrower's accounts. Bank's determination of the amount of Eligible Accounts shall at all times be indisputable and deemed correct. The Borrower, at all times, shall cooperate with Bank without limitation by providing Bank information and access to Borrower's premises and business records and shall be courteous to Bank's agents.

CONTINUING REPRESENTATIONS. Borrower warrants and represents as a continuing warranty, that so long as principal is outstanding under the Line of Credit Note, the outstanding principal balance shall not exceed the lesser of the Maximum Principal Amount or the principal amount stated in the Line of Credit Note (the "Borrowing Limit"). Borrower agrees to pay any advances in excess of the Borrowing Limit immediately upon receipt by Borrower of written notice that the Borrowing Limit has been exceeded.
CONDITIONS PRECEDENT. The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent: ADDITIONAL DOCUMENTS. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.


IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.
                    EMCORE Corporation
                    Taxpayer Identification Number:  22-2746503


CORPORATE           By:  /s/ Reuben F. Richards, Jr.
SEAL                     Reuben F. Richards, Jr., President



First Union National Bank of Florida


/s/ Douglas Zachariasen
Douglas Zachariasen, Vice President
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